Exhibit 10.2

[EXECUTION ORIGINAL]

SECOND AMENDMENT TO THE

SECOND SUPPLEMENT TO THE

DYNEGY INC. EXECUTIVE SEVERANCE PAY PLAN

WHEREAS, Dynegy Inc. (the “Company”) and certain subsidiaries and affiliated entities have heretofore established the Dynegy Inc. Executive Severance Pay Plan (the “Plan”);

WHEREAS, the Company has heretofore adopted the Second Supplement to the Dynegy Inc. Executive Severance Pay Plan (the “Second Supplement”) on behalf of itself and all of its subsidiaries and affiliated entities that participate in the Plan;

WHEREAS, the Second Supplement was previously amended by the First Amendment to the Second Supplement, effective June 22, 2005;

WHEREAS, the Company desires to further amend the Second Supplement on behalf of itself and its participating subsidiaries and affiliated entities;

WHEREAS, Section 4.3 of the Second Supplement provides that the Board of Directors of the Company (or the Compensation Committee of the Board) may amend the Second Supplement; and

WHEREAS, the Compensation Committee has authorized the amendment of the Second Supplement in certain respects as set forth herein;

NOW THEREFORE, the Second Supplement is hereby amended as follows, effective as of the date specified below:

1. The first sentence of Section 2.1(k) of the Second Supplement is amended in its entirety to provide as follows:

“(k) ‘Eligible Employee’ shall mean each individual who, is employed as (1) the Company’s Chief Executive Officer or Chief Operating Officer (or other comparable position as designated by the Compensation Committee) (a ‘Level One Covered Individual’), (2) an Executive Vice President of the Company (a ‘Level Two Covered Individual’), (3) a Senior Vice President or a Vice President of the Employer, or any other individual (other than a Level One Covered Individual or a Level Two Covered Individual) who is eligible to participate in the Plan and who is employed at a level above Managing Director of the Employer (a ‘Level Three Covered Individual’), or (4) a Managing Director of the Employer (a ‘Level Four Covered Individual’).”

2. Except as modified herein, the Second Supplement, as previously amended, shall remain in full force and effect.

EXECUTED and effective this 15th day of September, 2005.

DYNEGY INC.

By:	/s/ R. BLAKE YOUNG
R. Blake Young
Executive Vice President,
Administration and Technology